Exhibit 4.1
THIRD AMENDMENT TO RIGHTS AGREEMENT
THIS THIRD AMENDMENT TO RIGHTS AGREEMENT (this “Amendment”) is made as of January 18, 2010, between The Allied Defense Group, Inc., formerly known as Allied Research Corporation, a Delaware corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company (the “Rights Agent”).
WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement dated as of June 6, 2001, as amended by that certain First Amendment to Rights Agreement dated as of June 15, 2006, as further amended by that certain Second Amendment to Rights Agreement dated as of November 30, 2006 (collectively, the “Current Rights Agreement”);
WHEREAS, Chemring Group PLC, a company organized under the laws of England and Wales (“Parent”), Melanie Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge with and into the Company with the Company being the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”);
WHEREAS, on January 17, 2010, the Board of Directors of the Company resolved to amend the Current Rights Agreement to render it inapplicable to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and to provide that the Current Rights Agreement will expire immediately prior to the effective time of the Merger;
WHEREAS, Section 26 of the Current Rights Agreement provides, in part, that for so long as the Rights (as defined in the Current Rights Agreement) are redeemable, the Current Rights Agreement may be supplemented or amended without the approval of holders of the Rights;
WHEREAS, the Rights are currently redeemable; and
WHEREAS, the Board of Directors of the Company has determined in good faith that the amendments to the Current Rights Agreement set forth herein are desirable and, pursuant to Section 26 of the Current Rights Agreement, has duly authorized such amendments to the Current Rights Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Rights Agent hereby agree as follows:
1. DEFINITIONS. Except as otherwise set forth in this Amendment, each capitalized term used in this Amendment shall have the meaning for such term set forth in the Current Rights Agreement.
2. DEFINITION OF AGREEMENT. From and after the date hereof, all references in the Current Rights Agreement to the “Agreement” shall mean and refer to the Current Rights Agreement, as modified by this Amendment.
3. AMENDMENTS TO THE CURRENT RIGHTS AGREEMENT. The Current Rights Agreement is hereby amended as follows:
3.1 New Definitions. Section 1 of the Current Rights Agreement is hereby amended by inserting the following subsections at the end of such Section 1:
“(ff) “Effective Time” shall have the meaning set forth in the Merger Agreement.
(gg) “Merger” shall have the meaning set forth in the Merger Agreement.
(hh) “Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of January 18, 2010, among Chemring Group PLC, a company organized under the laws of England and Wales (“Parent”), Melanie Merger Sub Inc., a Delaware corporation (“Merger Sub”), and the Company, as it may be amended from time to time.”
3.2 Amendment to Definition of “Acquiring Person.” Section 1(a) of the Current Rights Agreement is hereby amended by inserting the following sentences at the end of such Section 1(a):
“Notwithstanding anything in this Agreement to the contrary, none of Parent, Merger Sub or any of their respective Subsidiaries, Affiliates or Associates is, nor shall any of them be deemed to be, an Acquiring Person solely by reason of (i) the approval, adoption, execution or delivery of the Merger Agreement, (ii) the approval, adoption or consummation of the Merger, (iii) the approval or consummation of any other transaction contemplated by the Merger Agreement, (iv) the conversion of each share of Common Stock issued and outstanding immediately prior to the Effective Time into the right to receive the Per Share Merger Consideration (as defined in the Merger Agreement), (v) the conversion of each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time into shares of common stock of the Surviving Corporation (as defined in the Merger Agreement), or (vi) the announcement of any of the foregoing, it being the purpose of the Company that neither the execution of the Merger Agreement by any of the parties thereto nor the consummation of the transactions contemplated thereby shall in any respect give rise to the existence of any Acquiring Person, Beneficial Owner, Distribution Date, Stock Acquisition Date or Trigger Event. Each event described in subclauses (i) through (vi) of the preceding sentence are referred to herein as an “Exempted Transaction.”
3.3 Amendment to the Definition of “Beneficial Owner.” Section 1(e) of the Current Rights Agreement is hereby amended by inserting the following sentence at the end of Section 1(e):
“Notwithstanding anything in this Agreement to the contrary, none of Parent, Merger Sub or any of their respective Subsidiaries, Affiliates or Associates shall be deemed to be a Beneficial Owner of, or to beneficially own, any securities solely by virtue of, or as a result of, any Exempted Transaction.”

3.4 Amendment to the Definition of “Distribution Date.” Section 1(m) of the Current Rights Agreement is hereby amended by inserting the following sentence at the end of Section 1(m):
“Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not occur or be deemed to have occurred by virtue of, or as a result of, any Exempted Transaction.”
3.5 Amendment to the Definition of “Stock Acquisition Date.” Section 1(bb) of the Current Rights Agreement is hereby amended by inserting the following sentence at the end of Section 1(bb):
“Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not occur or be deemed to have occurred by virtue of, or as a result of, any Exempted Transaction.”
3.6 Amendment to the Definition of “Trigger Event.” Section 1(ee) of the Current Rights Agreement is hereby amended by inserting the following sentence at the end of Section 1(ee):
“Notwithstanding anything in this Agreement to the contrary, a Trigger Event shall not occur or be deemed to have occurred by virtue of, or as a result of, any Exempted Transaction.”
3.7 Amendment to Section 7(b). Section 7(b) of the Current Rights Agreement is hereby amended by inserting the following sentence at the end of Section 7(b):
“Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 7(b) shall not apply by virtue of, or as a result of, any Exempted Transaction.”
3.8 Amendment to Section 7(e). Section 7(e) of the Current Rights Agreement is hereby amended by inserting the following sentence at the end of Section 7(e):
“Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 7(e) shall not apply by virtue of, or as a result of, any Exempted Transaction.”
3.9 Amendment to Section 11. Section 11 of the Current Rights Agreement is hereby amended by inserting the following provision at the end of such section as a new subsection 11(k):
“Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 11 shall not apply by virtue of, or as a result of, any Exempted Transaction.”

3.10 Amendment to Section 13. Section 13 of the Current Rights Agreement is hereby amended by inserting the following subsection at the end of Section 13:
“(h) Notwithstanding anything in this Agreement to the contrary, the provisions of Section 13 shall not apply by virtue of, or as a result of, any Exempted Transaction.”
3.11 Amendment to Section 24. Section 24 of the Current Rights Agreement is hereby amended by inserting the following sentence at the end thereof:
“Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to give any notice contemplated by this Section 24 by virtue of, or as a result of, any Exempted Transaction.”
3.12 Amendment to Section 28. Section 28 of the Current Rights Agreement is hereby amended by inserting the following sentence at the end thereof:
“Further, nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable right, remedy or claim under this Agreement by virtue of, or as a result of, any Exempted Transaction.”
3.13 Addition of Section 35. A new Section 35 is hereby added to the end of the Current Rights Agreement, which new Section 35 shall read in its entirety as follows:
“SECTION 35. Termination. Immediately prior to the earlier of (i) the Expiration Date or (ii) the Effective Time, but only if such Effective Time shall occur, (A) this Agreement shall be terminated and be without any force or effect, (B) none of the parties to this Agreement will have any rights, obligations or liabilities thereunder and (C) the holders of the Rights shall not be entitled to any benefits, rights or other interests under this Agreement; provided, however, that the Company shall give the Rights Agent prompt written notice of the Effective Time. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Effective Time has not occurred.”
4. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute but one original; provided, however, this Amendment shall not be effective unless and until signed by the Company and the Rights Agent.
5. GOVERNING LAW. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the internal laws of Delaware applicable to contracts to be made and performed entirely within Delaware; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.
6. SEVERABILITY. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remained of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

7. EFFECTIVENESS. This Amendment shall become effective as of the date first written above and shall be deemed effective prior to, and shall be subject to, the execution and delivery of the Merger Agreement.
8. CERTIFICATION. The Company hereby certifies to the Rights Agent that this Amendment is in compliance with Section 26 of the Current Rights Agreement.
9. FULL FORCE AND EFFECT. The Current Rights Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms. In the event of any conflict, inconsistency or incongruity between any provision of this Amendment and any provision of the Current Rights Agreement, the provisions of this Amendment shall govern and control. Without limiting the foregoing, the Rights Agent shall not be subject to, nor required to interpret or comply with, or determine if any other Person has complied with, the Merger Agreement, even though reference thereto may be made in this Amendment and the Current Rights Agreement.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

THE ALLIED DEFENSE GROUP, INC.
By:	/s/ John J. Marcello
	Name:	John J. Marcello
	Title:	Chief Executive Officer and President

MELLON INVESTOR SERVICES LLC, as Rights Agent
By:	/s/ Judy Hsu
	Name:	Judy Hsu
	Title:	Vice President, Relationship Manager